                                                                                                              Exhibit 99.2

                                                     CERTIFICATION PURSUANT TO
                                                      18 U.S.C. SECTION 1350,
                                                       AS ADOPTED PURSUANT TO
                                           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the accompanying Quarterly Report of Acxiom Corporation (the Company) on Form 10-Q for the
          period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the
          Report), I, Jefferson D. Stalnaker, Financial Operations Leader (principal financial officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

                    (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities
          Exchange Act of 1934; and

                    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

             /s/  Jefferson D. Stalnaker
          -----------------------------------------
          Jefferson D. Stalnaker
          Company Financial Operations Leader
          (principal financial officer)
          August 14, 2002